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                                                                   EXHIBIT 10.08

                          EXHIBIT 2.14 (C)  TERM SHEET

Cinnabon, Inc. shall pay to The Taubman Company, or its designee, the sum of $200,000 in good funds.

The Taubman Company shall deliver the following to Cinnabon, Inc. on or before 5:00 p.m. EDT, Friday, October 16, 1998:

1. Counterparts of Landlord Consent Agreements executed by the fee owner, or its authorized agent, of each location leased by Cinnabon, Inc. from The Taubman Company, or its affiliate or a related entity, respectively, containing terms substantially similar to the following:

   A. With respect to all leases, excluding Memorial City and Great Lakes Crossing, the Landlord Consent Agreement must contain the following provision:

      Section 14.01: Notwithstanding anything contained in the Lease to the
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      contrary, Landlord hereby (a) acknowledges that neither the merger of AFC
      Franchise Acquisition Corp. with Cinnabon International, Inc. (the "Merger"), nor any prior actions taken by Tenant in connection therewith, shall constitute a default or event of default under the Lease and (b) waives any and all rights it may now or hereafter have under Section 14.01 of the Lease, and any amendment, modification or Rider thereto, in connection with the Merger, including without limitation, the right, if any, to terminate the Lease as a result of the Merger or the failure of Tenant or any other party to comply with any of the requirements of said
      Section 14.01.

   B. The Landlord Consent Agreements for the Memorial City and Great Lakes Crossing leases must contain the following provision:

      Section 14.01: (Section 7.3 for Memorial City): Notwithstanding anything
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      contained in the Lease to the contrary, Landlord hereby (a) consents to the Merger, (b) acknowledges that neither the Merger, nor any prior actions taken by Tenant in connection therewith, shall constitute a default or event of default under the Lease and (c) waives any and all rights it may now or hereafter have under Section 14.01 of the Great Lakes Crossing Lease (or under Section 7.3 of the Memorial City Lease), and any amendment or modification thereto, in connection with the Merger, including without limitation the right, if any, to terminate the Lease as a result of the Merger or the failure of Tenant or any other party to comply with any of the requirements of the aforesaid Section.

   C. All of the Landlord Consent Agreements must contain the following provisions:

      Landlord hereby represents as follows:

      (a) The Lease is validly existing and presently in full force and effect between the Landlord and Tenant.

      (b) To Landlord's knowledge, Tenant is not in default in the performance of any of its obligations under the Lease and no condition exists or event has occurred which, if allowed to continue, would result in or cause a default or an event of default or would require any corrective or remedial action by Tenant.

      (c) To Landlord's knowledge, the current use of the premises is not contrary to or in violation of the Lease covenants affecting any of the leased premises.

2. An amendment to the lease for the premises located in Beverly Center, executed by La Cienega Associates, a California general partnership, or its authorized agent, which provides the following:
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     Notwithstanding anything contained in the Lease to the contrary, Tenant shall be permitted to remain on the premises and continue to operate thereon until January 15, 1999, subject to the other terms and conditions of the Lease.

AFC agrees for Cinnabon, Inc. to enter into one new lease (Briarwood location) and four renewal leases (Marley Station, Columbus City, Meadowood and Lakeside) as follows:

     BRIARWOOD:

     Rent Commencement Date: Earlier to occur of (i) April 1, 1999 or (ii) Tenant's opening for business to the general public

     Term: 6 years (72 months)

     Rent: $120,000 annually

     Percentage Rent: 10% of Gross Sales in excess of $1,200,000

     Guaranty: None

     Store Design and Construction: Same design as store at Stonerdige.

     General Terms: All other terms and conditions to be substantially the same as those contained in the Sun Valley, Hilltop and Fair Oaks leases.

     MARLEY STATION:

     Rent Commencement Date: July 1, 1999, Tenant's Work (remodeling) to be completed on or before October 1, 1999

     Term: 6 years (72 months)

     Rent: $65,000 annually

     Percentage Rent: 10% of Gross Sales in excess of $850,000

     Guaranty: None

     Store Design and Construction: Same design as store at Stoneridge.

     General Terms: All other terms and conditions to be substantially the same as those contained in the Sun Valley, Hilltop and Fair Oaks leases.

     LAKESIDE:

     Rent Commencement Date: February 1, 1999; Tenant's Work (remodeling) to be completed on or before June 1, 1999

     Term: 6 years (72 months)

     Rent: $92,000 annually

     Percentage Rent: 10% of Gross Sales in excess of $920,000
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     Guaranty: None

     Store Design and Construction: Same design as store at Stoneridge.

     General Terms: All other terms and conditions to be substantially the same as those contained in the Sun Valley, Hilltop and Fair Oaks leases.

     MEADOWOOD:

     Rent Commencement Date: July 1, 1999, Tenant's Work (remodeling) to be completed on or before October 1, 1999

     Term: 6 years (72 months)

     Rent: $105,000 annually

     Percentage Rent: 10% of Gross Sales in excess of $1,050,000

     Guaranty: None

     Store Design and Construction: Same design as store at Stoneridge.

     General Terms: All other terms and conditions to be substantially the same as those contained in the Sun Valley, Hilltop and Fair Oaks leases.

     COLUMBUS CITY CENTER:

     Rent Commencement Date: February 1, 1999; Tenant's Work (remodeling) to be completed on or before October 1, 1999

     Term: 6 years (72 months)

     Rent: $165,000 annually

     Percentage Rent: 10% of Gross Sales in excess of $1,650,000

     Guaranty: None

     Store Design and Construction: Same design as store at Stoneridge.

     General Terms: All other terms and conditions to be substantially the same as those contained in the Sun Valley, Hilltop and Fair Oaks leases.